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                                                                    EXHIBIT 99.2

Internet Security Systems, Inc.
Supplemental Financial and Other Information




                                                         Q3 2003                 Q3 2002
                                                      -------------           --------------
Revenue by theater
          America                                               69%                  72%
          EMEA                                                  18%                  14%
          Asia/Pacific                                          13%                  14%



Proventia Appliance Revenue                             $8,200,000           $       --


Top 25 license deals- average size                      $  362,000           $  507,000

Direct/Channel mix for license revenues
          Direct                                                40%                  49%
          Channel                                               60%                  51%

Subscription revenue (% of total revenue) (a)
          Maintenance (Content & Support Fees)                  32%                  27%
          Managed Security Services                             12%                   8%
          Term licenses                                          3%                   4%


Book to Bill Ratio (b)                                         1.1                  1.1


DSO (c)                                                         84                   87


(a) Managed Security Services third quarter growth of 6% over the second quarter of 2003.

(b) Book to Bill Ratio is (1) the monthly monitoring fee amount for contracts signed during the quarter to (2) the monthly monitoring fee amount of devices that were turned on (or monitoring began) during the quarter.

(c) Days sales outstanding (DSO) equals accounts receivable divided by the sum of total revenues plus the change in deferred revenues in the quarter.